Exhibit 10.3

FORM OF D&O SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”), dated as of July 26, 2016 between Document Technologies, LLC, a Georgia limited liability company (“Parent”), and the undersigned stockholder, a natural person (“Stockholder”).

WHEREAS, in connection with Parent and Purchaser entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Epiq Systems, Inc., a Missouri corporation (the “Company”), Parent has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) that Stockholder beneficially owns (such shares, together with all other shares of common stock of the Company acquired (whether beneficially or of record) by Stockholder after the date hereof and prior to the earlier of the Effective Time and the termination of Stockholder’s obligations under this Agreement, the “Shares”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement;

WHEREAS, at a meeting duly called and held prior to the execution of this Agreement, the Board of Directors of the Company has, upon the terms and subject to the conditions set forth in the Merger Agreement, duly adopted an amendment to the bylaws of the Company to expressly provide that Section 351.407 of the MGBCL (which is related to “control share acquisitions” as defined in Section 351.015(4) of the MGBCL) does not apply to control share acquisitions of shares of capital stock of the Company, thus rendering the provisions of Section 351.407 of the MGBCL inapplicable to the acquisition of the Shares in connection with the Merger; and

WHEREAS, Stockholder acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of Stockholder set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT

Section 1.01. Voting Agreement. Unless this Agreement shall have been terminated in accordance with its terms, (i) Stockholder hereby agrees to vote or cause to be voted all Shares at the time of any vote (A) to approve and adopt the Merger Agreement and the Merger at the Company’s Stockholders’ Meeting, and at any adjournment or postponement thereof, at which such Merger Agreement is submitted for the consideration and vote of the stockholders of the Company, (B) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect any of the Transactions, including the Merger, or this Agreement or the performance by Stockholder of its obligations under this Agreement and (C) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Stockholder contained in this Agreement; and (ii) Stockholder hereby agrees that it will not vote or cause to be voted any Shares in favor of and will vote against the approval of any Takeover Proposal. Stockholder hereby revokes any and all previous proxies or powers of attorney granted with respect to the Shares.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Parent that:

Section 2.01. Authorization. Stockholder has the sole legal capacity to enter into this Agreement and perform Stockholder’s obligations hereunder. This Agreement constitutes a valid and binding agreement of Stockholder.

Section 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate any applicable Law, (ii) except as may be required by federal securities laws, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or (iii) result in the imposition of any Lien on any of the Shares, in each case that would reasonably be expected to prevent the consummation by Stockholder of the transactions contemplated by this Agreement. There is no legal or administrative proceeding, claim, suit or action pending against Stockholder or, to the knowledge of Stockholder, any other person or, to the knowledge of Stockholder, threatened against Stockholder or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by Stockholder of its obligations under this Agreement.

Section 2.03. Ownership of Shares. Other than as disclosed on the signature page hereto, Stockholder is the record and beneficial owner of the Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares), except pursuant to applicable federal securities laws. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

Section 2.04. Total Shares. Except for the Shares set forth on the signature page hereto, as of the date hereof, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) Options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

Section 2.05. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Stockholder:

Section 3.01. Corporation Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent.

ARTICLE 4

COVENANTS OF STOCKHOLDER

After the date hereof, and unless and until this Agreement is terminated in accordance with its terms, Stockholder hereby covenants and agrees that:

Section 4.01. No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement or as disclosed on the signature page hereto, Stockholder shall not during the term of this Agreement, directly or indirectly, without the prior written consent of Parent, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares, (ii) offer for sale, sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Shares, or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case, involving any Shares and (x) has, or would reasonably be expected to have, the effect of reducing or limiting Stockholder’s economic interest in such Shares and/or (y) grants a third party the right to vote or direct the voting of such Shares, or (iii) knowingly take any action that would make any representation or warranty of Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying Stockholder from performing any of its obligations under this Agreement.

Section 4.02. Other Offers. Stockholder shall not (i) solicit, initiate or knowingly encourage or knowingly facilitate any Takeover Proposal or the making of any proposal that would reasonably be expected to lead to the consummation of any Takeover Proposal, or (ii) enter into or otherwise participate in any discussions or negotiations regarding, or furnish any material non-public information relating to the Company or any Company Subsidiary in connection with a Takeover Proposal; provided, however, that notwithstanding the foregoing, Stockholder may take any actions to the extent the Company is permitted to take such actions under Section 5.2(b) of the Merger Agreement.

Section 4.03. Appraisal Rights. Stockholder irrevocably waives and agrees not to exercise any rights (including under Sections 351.447 and/or 351.455 of the General and Business Corporation Law of Missouri) to demand appraisal of any Shares which may arise with respect to the Merger or dissent from the Merger.

Section 4.04. Proxy Statement. Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in accordance therewith), Stockholder’s identity and beneficial ownership of the Shares or other equity interests of the Company and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

Section 4.05. Acquisition of Additional Shares. During the term of this Agreement, Stockholder shall notify Parent promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Company Common Stock after the date hereof, if any, all of which shall be considered Shares and be subject to the terms of this Agreement as though owned by Stockholder on the date hereof.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Further Assurances. Parent and Stockholder shall each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.02. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the date of any Company Adverse Recommendation Change, and (c) without the prior written consent of the Stockholder, the making of any change, by amendment, waiver, or other modification, by any party, to any provision of the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

Section 5.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 5.05. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Missouri.

Section 5.06. Specific Performance. Each party acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and therefore agrees that, in addition to and without limiting any other remedy or right available to the parties, each party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by a party.

Section 5.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.08. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 5.09. Capacity. Stockholder is signing this Agreement solely in Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of Stockholder or any Affiliate, employee, designee or Representative of Stockholder or any of its Affiliates in any other capacity, including, if applicable, as an officer or director of the Company or any of its Subsidiaries.

Section 5.10. Legal Counsel. The parties hereto acknowledge that Kirkland & Ellis LLP (“Kirkland”) has represented only the Company in connection with the negotiation and execution of the Merger Agreement and the ancillary agreements and transactions contemplated thereby, and that Kirkland has not undertaken to represent any other party in connection therewith.

Section 5.11. No Agreement Until Executed. Irrespective of negotiations among the parties of drafts of this Agreement, this Agreement shall not constitute or be deemed to be evidence of a Contract, agreement, arrangement or understanding between the parties hereto unless and until this Agreement and the Merger Agreement is executed by all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed as of the day and year first above written.

DOCUMENT TECHNOLOGIES, LLC

By:
Name:
Title:

[SUPPORT AGREEMENT]

STOCKHOLDER:

By:
Name:

Class of Stock	Shares Owned[1]
Common Stock
Restricted Stock
Total Per Form 4

[1]	As reported in the most recent SEC filing for such individual.

[SUPPORT AGREEMENT]